Exhibit 99.2

Kadmon Announces Approximately $23 Million Equity Financing

NEW YORK— (BUSINESS WIRE)—March 8, 2017 — Kadmon  Holdings, Inc. (NYSE: KDMN) (“Kadmon”), a fully integrated biopharmaceutical company focused on developing innovative products for significant unmet medical needs, today announced a private placement equity financing pursuant to which Kadmon will receive gross proceeds of approximately $23 million from the sale of its securities. Shares of Kadmon’s common stock will be sold at $3.36, representing the last sale price of Kadmon’s common stock on the New York Stock Exchange (NYSE) at the close on March 7, 2017.  Each share will be issued with a cash warrant to purchase 0.40 shares of Kadmon’s common stock at an exercise price of $4.50, representing a 34% premium to the last sale price of Kadmon’s common stock on the NYSE at the close on March 7, 2017, with an exercise period expiring 13 months after the closing of the private placement. The private placement is expected to close on March 13, 2017 and is subject to the satisfaction of customary closing conditions.

The anticipated proceeds from the private placement will be used for general corporate purposes.

Jefferies LLC and Piper Jaffray & Co. acted as exclusive placement agents in the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Kadmon has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable in connection with the private placement.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative products for significant unmet medical needs. We have a diversified product pipeline in autoimmune and fibrotic diseases, oncology and genetic diseases.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. In particular, forward-looking statements include statements regarding the expected proceeds from and timing of the closing of the private placement, the use of proceeds from the private placement and the anticipated filing of a registration statement to cover resales of common stock issuable in connection with the private placement. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to close this transaction; and (xxi) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Kadmon’s filings with the SEC, including Kadmon’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on November 9, 2016. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. Kadmon assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Tremaine, Investor Relations

646-490-2989
ellen.tremaine@kadmon.com